UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 20, 2015

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1142 W. Beardsley Ave.
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, Robert J. Patton, Vice President, General Counsel and Secretary of CTS Corporation (the “Company”) notified the Company of his intention to leave the Company.  Mr. Patton’s last day with the Company was August 17, 2015.

Upon Mr. Patton’s leaving, Luis Francisco Machado, 52, agreed to serve as Vice President, General Counsel and Secretary of the Company.  Prior to joining the Company, Mr. Machado served as Senior Vice President, Legal and Assistant Secretary of L Brands, Inc. in Columbus, Ohio, and as Associate General Counsel and Assistant Secretary of Wm. Wrigley Jr. Company in Chicago, Illinois.

Under the terms of his employment, Mr. Machado’s base annual salary will be $265,000 and he is eligible to receive an annual target bonus of 50% of his base salary under the Company’s Management Incentive Plan.  In connection with his employment with the Company, Mr. Machado will be eligible to receive restricted stock units under the Company’s time-based and performance based equity incentive programs.  Mr. Machado will be reimbursed for relocation expenses in accordance with the Company’s standard relocation policy.  He is also eligible to receive an annual reimbursement of up to $5,000 for costs of financial and investment planning.  Mr. Machado will also participate in the Company’s health and benefit programs and is entitled to severance benefits under the Company’s Executive Severance Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

	By:	/s/ Kieran M. O’Sullivan
Kieran M. O’Sullivan
President and Chief Executive Officer

Date: August 21, 2015